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Filed Pursuant to Rule 424(b)2
Registration No. 333-116241

The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE 6, 2005

PRICING SUPPLEMENT NO. 1 TO PRODUCT SUPPLEMENT DATED JUNE 6, 2005 TO
PROSPECTUS SUPPLEMENT DATED JUNE 25, 2004 TO PROSPECTUS DATED JUNE 17, 2004

$

Credit Suisse First Boston (USA), Inc.

ProNotes®

due March 31, 2009

Linked to the Value of a Global Basket of Indices

Issuer:	Credit Suisse First Boston (USA), Inc.
Maturity Date:	March 31, 2009, subject to postponement if a market disruption event occurs on a valuation date
Coupon:	We will not pay interest on the securities being offered by this pricing supplement.
Valuation Dates:
The valuation dates are the 24th day of each month from and including October 24, 2008 through and including March 24, 2009, which will be the final valuation date, subject to a postponement if a market disruption event occurs on a valuation date.
Underlying Indices:
The return will be based on the performance of a basket of indices during the term of the securities. The basket will be comprised of four reference indices, with each index having the following weightings: FTSE 100 Index — 30%; EURO STOXX 50 Index — 35%; Nikkei 225 Index — 22% and S&P/ASX 200 Index — 13%.
Redemption Amount:
You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase of the basket. If the final basket level is equal to or less than the initial basket level, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity.

    Please refer to "Risk Factors" beginning on page PS-6 of the accompanying product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the product supplement, prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds to the Company
Per security	$	$	$
Total	$	$	$
  (1)
  Interest on the securities will accrue from the issue date to the date of delivery.

Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about June      , 2005. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse First Boston

The date of this pricing supplement is                            , 2005.

CALCULATION OF BASKET RETURN

        The basket return is based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than, less than, or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

    Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of the securities.

        For purposes of calculating the basket return, the basket level on any valuation date will be equal to the sum of:

  (i)
  the product of (x) .30, the weighting of the FTSE 100 Index in the basket, and (y) the closing level of the FTSE 100 Index on that valuation date divided by the closing level of the FTSE 100 Index on            , the index business day immediately following the date the securities are priced for initial sale to the public;

  (ii)
  the product of (x) .35, the weighting of the EURO STOXX 50 Index in the basket, and (y) the closing level of the EURO STOXX 50 Index on that valuation date divided by the closing level of the EURO STOXX 50 Index on            , the index business day immediately following the date the securities are priced for initial sale to the public;

  (iii)
  the product of (x) .22, the weighting of the Nikkei 225 Index in the basket, and (y) the closing level of the Nikkei 225 Index on that valuation date divided by the closing level of the Nikkei 225 Index on            , the index business day immediately following the date the securities are priced for initial sale to the public; and

  (iv)
  the product of (x) .13, the weighting of the S&P/ASX 200 Index in the basket, and (y) the closing level of the S&P/ASX 200 Index on that valuation date divided by the closing level of the S&P/ASX 200 Index on            , the index business day immediately following the date the securities are priced for initial sale to the public.

        The "initial basket level" equals 1.0.

        The "final basket level" will equal the arithmetic average of the basket levels on the valuation dates.

Examples of the hypothetical redemption amounts of the securities

        The following are illustrative examples of how the redemption amount would be calculated with hypothetical final basket levels that are greater than, equal to or less than, the initial basket level. Each of the examples assumes that the initial investment in the securities is $10,000 and the initial level for each reference index is 1000.

  EXAMPLE 1: Increase of 10% in final levels of each reference index on each valuation date:

		Final Level on Valuation Date
Reference Index	Initial Level
		1	2	3	4	5	6
1. FTSE 100 Index	1000	1100	1100	1100	1100	1100	1100
2. EURO STOXX 50SM Index	1000	1100	1100	1100	1100	1100	1100
3. Nikkei 225® Index	1000	1100	1100	1100	1100	1100	1100
4. S&P/ASX 200 Index	1000	1100	1100	1100	1100	1100	1100

  Determination of basket return

Basket Level	= (.30*(final level(1)/initial level(1))
+ (.35*(final level(2)/initial level(2))
+ (.22*(final level(3)/initial level(3))
+ (.13*(final level(4)/initial level(4))
= ((.30*(1100/1000)) + (.35*(1100/1000)) + (.22*(1100/1000)) + (.13*(1100/1000)))
Basket Level on each valuation date	= (.33 + .385 + .242 + .143) = 1.1
Final Basket Level = (1.1 + 1.1 + 1.1 + 1.1 + 1.1 + 1.1)/6 = 1.1
Basket Return = (1.1 - 1.0)/1.0) = .1

Determination of redemption amount when final basket level is greater than initial basket level

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 +.1)

  Redemption Amount = $11,000

  Payment at Maturity = $11,000

  EXAMPLE 2: Decrease of 5% in final level of each reference index on each valuation date:

		Final Level on Valuation Date
Reference Index	Initial Level
		1	2	3	4	5	6
1. FTSE 100 Index	1000	950	950	950	950	950	950
2. EURO STOXX 50SM Index	1000	950	950	950	950	950	950
3. Nikkei 225® Index	1000	950	950	950	950	950	950
4. S&P/ASX 200 Index	1000	950	950	950	950	950	950

  Determination of basket return

Basket Level on each valuation date	= (.30*(final level(1)/initial level(1))
+ (.35*(final level(2)/initial level(2))
+ (.22*(final level(3) /initial level(3))
+ (.13*(final level(4) /initial level(4))
= ((.30*(950/1000)) + (.35*(950/1000)) + (.22*(950/1000)) + (.13*(950/1000)))
Basket Level	= (.285 + .3325 + .209 + .1235) = .95
Final Basket Level = (.95 + .95 + .95 + .95 + .95 + .95)/6 = .95
Since the final basket level (.95) is less than the initial basket level (1.0), the basket return equals 0.0.

Determination of redemption amount when final basket level is less than initial basket level

  Redemption Amount = Principal * (1.0 + 0)

  Redemption Amount = $10,000 * (1.0 + 0)

  Redemption Amount = $10,000

  Payment at Maturity = $10,000

  EXAMPLE 3: Both increases and decreases in final levels of each reference index on each valuation date:

		Final Level on Valuation Date
Reference Index	Initial Level
		1	2	3	4	5	6
1. FTSE 100 Index	1000	1100	1100	1100	1100	1100	1100
2. EURO STOXX 50SM Index	1000	900	800	1100	1200	1100	1000
3. Nikkei 225® Index	1000	1100	1200	1300	1400	1500	1600
4. S&P/ASX 200 Index	1000	1000	900	800	700	600	500

  Determination of basket return

Basket Level	= (.30*(final level(1)/initial level(1))
+ (.35*(final level(2)/initial level(2))
+ (.22*(final level(3) /initial level(3))
+ (.13*(final level(4) /initial level(4))
Basket Level1	= ((.30*(1100/1000)) + (.35*(900/1000)) + (.22*(1100/1000)) + (.13*(1000/1000))) = 1.017
Basket Level2	= ((.30*(1100/1000)) + (.35*(800/1000)) + (.22*(1200/1000)) + (.13*(900/1000))) = .991
Basket Level3	= ((.30*(1100/1000)) + (.35*(1100/1000)) + (.22*(1300/1000)) + (.13*(800/1000))) = 1.105
Basket Level4	= ((.30*(1100/1000)) + (.35*(1200/1000)) + (.22*(1400/1000)) + (.13*(700/1000))) = 1.149
Basket Level5	= ((.30*(1100/1000)) + (.35*(1100/1000)) + (.22*(1500/1000)) + (.13*(600/1000))) = 1.123
Basket Level6	= ((.30*(1100/1000)) + (.35*(1000/1000)) + (.22*(1600/1000)) + (.13*(500/1000))) = 1.097
Final Basket Level = (1.017 +.991 + 1.105 + 1.149 + 1.123 + 1.097)/6 = 1.08
Basket Return = (1.08 - 1.0)/1.0) = .08

Determination of redemption amount when final basket level is greater than initial basket level

  Redemption Amount = Principal * (1.0 + basket return)

  Redemption Amount = $10,000 * (1.0 +.08)

  Redemption Amount = $10,080

  Payment at Maturity = $10,080

        The table below sets forth a sampling of hypothetical redemption amounts at maturity.

Principal Amount of Securities	Percentage Difference between Initial Basket Level and Final Basket Level (Basket Return)	Redemption Amount at Maturity
$1,000	-100%	$1,000
$1,000	-90%	$1,000
$1,000	-80%	$1,000
$1,000	-70%	$1,000
$1,000	-60%	$1,000
$1,000	-50%	$1,000
$1,000	-40%	$1,000
$1,000	-30%	$1,000
$1,000	-20%	$1,000
$1,000	-10%	$1,000
$1,000	0%	$1,000
$1,000	10%	$1,100
$1,000	20%	$1,200
$1,000	30%	$1,300
$1,000	40%	$1,400
$1,000	50%	$1,500
$1,000	60%	$1,600
$1,000	70%	$1,700
$1,000	80%	$1,800
$1,000	90%	$1,900
$1,000	100%	$2,000

        The graph of hypothetical returns at maturity set forth below is intended to demonstrate the effect of the principal protection. The thin black line shows hypothetical percentage return at maturity for an investment in an instrument directly linked to the value of the basket. The thick black line shows hypothetical percentage return at maturity for a similar investment in the securities.

        These examples are for illustrative purposes only. The actual basket return will depend on the final basket level determined by the calculation agent as provided in this pricing supplement.

SUPPLEMENTAL USE OF PROCEEDS

        The net proceeds from this offering will be $            . We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from this offering to hedge our obligations under the securities. Please refer to "Use of Proceeds and Hedging" on page PS-9 of the accompanying product supplement.

THE REFERENCE INDICES

The FTSE 100 Index

        Unless otherwise stated, all information regarding the FTSE 100 Index provided in this pricing supplement is derived from FTSE International Ltd. ("FTSE") or other publicly available sources. Such information reflects the policies of FTSE as stated in such sources, and such policies are subject to change by FTSE. We do not assume any responsibility for the accuracy or completeness of such information. FTSE is under no obligation to continue to publish the FTSE 100 Index and may discontinue publication of the FTSE 100 Index at any time.

        The FTSE 100 Index is a float-adjusted index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the "LSE") and the Financial Times. The FTSE 100 Index measures the composite price performance of stocks of the 100 most highly capitalized companies traded on the LSE. Publication of the FTSE 100 Index began in February 1984.

  Calculation of the FTSE 100 Index

        The FTSE 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100 Index by the number of outstanding shares, (ii) calculating the sum of all such products (the "FTSE Aggregate Market Value"), (iii) dividing the FTSE Aggregate Market Value by a divisor that represents the FTSE Aggregate Market Value on the base date of the FTSE 100 Index and that can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100 Index than will movements in share prices of companies with relatively smaller market capitalization.

        The 100 stocks included in the FTSE 100 Index (the "FTSE Underlying Stocks") were selected from a reference group of stocks trading on the LSE that satisfy certain criteria, including liquidity based on public float, accuracy and reliability of prices, size and turnover of shares. The FTSE Underlying Stocks consist of the 100 stocks from this reference group with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

        The FTSE 100 Index is reviewed quarterly by a committee to provide stability while ensuring that the FTSE 100 Index continues to be representative of the market. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted, the issuer of such stock is subject to a takeover offer that has been declared unconditional or such stock has ceased, in the opinion of the committee, to be a viable component of the FTSE 100 Index. A stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted at the quarterly review if it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Other changes to the FTSE Underlying Stocks are made as the result of mergers, new issues and other events.

        Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the FTSE 100 Index or any successor index. FTSE does not guarantee the accuracy or completeness of the FTSE 100 Index or any data included in the FTSE 100 Index. FTSE assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the FTSE 100 Index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the FTSE 100 Index or the manner in which the FTSE 100 Index is applied in determining the amount payable on the securities.

  License agreement with FTSE

        We and FTSE have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use certain indices calculated by FTSE in connection with certain securities, including these securities.

        The license agreement between FTSE and us provides that the following information must be set forth in this pricing supplement:

  The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Ltd. ("FTSE") or by the London Stock Exchange Ltd. ("LSE") or by The Financial Times Limited ("FT") and neither FTSE or the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, neither FTSE or the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither the LSE or FT shall be under any obligation to advise any person of any error therein.

  FTSE™ is a trademark of London Stock Exchange Limited and The Financial Times Limited and is used by FTSE International Limited under license.

  The FTSE 100 Index is calculated by FTSE International Limited in conjunction with the Institute of Actuaries. FTSE International Limited accepts no liability in connection with the trading of any products on the FTSE 100 Index.

  All copyright in the index values and constituent list vest in FTSE International Limited. We have obtained full license from FTSE International Limited to use such rights in the creation of this product.

The EURO STOXX 50 Index

        Unless otherwise stated, all information regarding the EURO STOXX 50 Index provided in this pricing supplement is derived from STOXX, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Group, or other publicly available sources. Such information reflects the policies of STOXX as stated in such sources, and such policies are subject to change by STOXX. We do not assume any responsibility for the accuracy or completeness of such information. STOXX is under no obligation to continue to publish the Eurostoxx 50 Index and may discontinue publication of the EURO STOXX 50 Index at any time.

        The EURO STOXX 50 Index was created by STOXX. Publication of the EURO STOXX 50 Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX website.

        The EURO STOXX 50 Index is comprised of 50 component stocks of market sector leaders from within the Dow Jones Euro STOXX Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Industry Classification Benchmark.

        Set forth below are the country weightings and industrial sector weightings of the securities currently included in the EURO STOXX 50 Index as of December 30, 2004:

Country Weightings		Industrial Sector Weightings
France	31.3%	Banks	20.8%
Germany	22.6%	Oil & Gas	16.2%
The Netherlands	17.2%	Telecommunications	12.1%
Spain	13.8%	Insurance	10.6%
Italy	11.6%	Utilities	9.0%
Finland	3.5%	Technology	6.2%
		Chemicals	4.0%
		Health Care	3.8%
		Personal & Household Goods	3.7%
		Industrial Goods & Services	3.4%
		Food & Beverages	2.9%
		Retail	1.9%
		Automobiles & Parts	1.9%
		Construction & Materials	1.8%
		Media	1.6%

        The composition of the EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced on the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the EURO STOXX 50 Index are made to ensure that the EURO STOXX 50 Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX Index.

        The free float factors for each component stock used to calculate the EURO STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

        The EURO STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

  Calculation of the EURO STOXX 50 Index

        The EURO STOXX 50 Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the Index adjusted base date market capitalization of the Index	x	1,000

        The "free float market capitalization of the Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50 Index is being calculated. The EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions (i.e., dividends, stock splits, etc.).

        Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the EURO STOXX 50 Index or any successor index. STOXX does not guarantee the accuracy or completeness of the EURO STOXX 50 Index or any data included in the EURO STOXX 50 Index. STOXX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the EURO STOXX 50 Index. STOXX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the EURO STOXX 50 Index or the manner in which the EURO STOXX 50 Index is applied in determining the amount payable on the securities.

  License Agreement with STOXX

        We and STOXX are parties to a non-exclusive license agreement providing for the license to us, the Licensee, in exchange for a fee, of the right to use indices owned and published by STOXX in connection with certain securities, including these securities.

        The license agreement between STOXX and us provides that language substantially the same as the following language must be stated in this pricing supplement:

  The Dow Jones EURO STOXX 50SM Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50SM Index and the related trademarks have been licensed for certain purposes to us and our affiliates, as licensees.

  The securities are not sponsored, endorsed, sold or promoted by STOXX LIMITED ("STOXX") or DOW JONES & COMPANY, INC. ("DOW JONES"). Neither STOXX nor DOW JONES makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The only relationship of STOXX to the Licensee is as the licensor of the Dow Jones EURO STOXX 50SM Index and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the Dow Jones EURO STOXX 50SM Index and of certain trademarks, trade names and service marks of DOW JONES. The aforementioned Indexes are determined, composed and calculated by STOXX or DOW JONES, as the case may be, without regard to the Licensee or the securities. Neither STOXX nor DOW JONES is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Neither STOXX nor DOW JONES has any obligation or liability in connection with the administration, marketing or trading of the securities.

  NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN, AND NEITHER SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE LICENSEE.

The Nikkei 225 Index

        Unless otherwise stated, all information regarding the Nikkei 225 Index provided in this pricing supplement is derived from NIKKEI or other publicly available sources. Such information reflects the policies of NIKKEI as stated in such sources, and such policies are subject to change by NIKKEI. We do not assume any responsibility for the accuracy or completeness of such information. NIKKEI is under no obligation to continue to publish the Nikkei 225 Index and may discontinue publication of the Nikkei 225 Index at any time.

        The Nikkei 225 Index is a stock index calculated, published and disseminated by NIKKEI that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the Tokyo Stock Exchange (the "TSE") representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. NIKKEI rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

        The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  •
  Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications

  •
  Financials—Banks, Miscellaneous Finance, Securities, Insurance

  •
  Consumer Goods—Marine Products, Food, Retail, Services

  •
  Materials—Mining, Textiles, Paper & Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House

  •
  Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate

  •
  Transportation and Utilities—Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas

  Calculation of the Nikkei 225 Index

        The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 23.896 as of June 2, 2005 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing 50 Japanese yen ("¥") by the par value of the relevant Underlying Stock so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

        In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

        An Underlying Stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (post for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the Underlying Stocks, NIKKEI will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.

        A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225 Index. NIKKEI first calculated and published the Nikkei 225 Index in 1970.

        Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Nikkei 225 Index or any successor index. NIKKEI does not guarantee the accuracy or completeness of the Nikkei 225 Index or any data included in the Nikkei 225 Index. NIKKEI assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Nikkei 225 Index. NIKKEI disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining the amount payable on the securities.

  License Agreement with Nikkei 225 Index

        We and NIKKEI have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Nikkei 225 Index in connection with the securities.

        The license agreement between NIKKEI and us provides that language substantially the same as the following language must be stated in this pricing supplement:

  The Nikkei 225 Stock Average is the intellectual property of NIKKEI (the "Sponsor"). "Nikkei", "Nikkei Stock Average" and "Nikkei 225" are the service marks of the Sponsor. The Sponsor reserves all rights including copyright, to the NIKKEI 225 Index.

  This Transaction is not in any way sponsored, endorsed, sold or promoted by the Osaka Securities Exchange, the Tokyo Stock Exchange ("TSE") or the Sponsor and none of the Osaka Securities Exchange, the TSE and the Sponsor makes any warranty or representation whatsoever, express or implied, as to the results to be obtained from the use of the Nikkei 225 Stock Average or the level at which the Nikkei 225 Stock Average stands at any particular time on any particular day or otherwise. The Nikkei 225 Stock Average is compiled and calculated solely by the Sponsor. None of the Osaka Securities Exchange, the TSE and the Sponsor shall be liable (whether in negligence or otherwise) to any person for any error in the Nikkei 225 Stock Average and none of the Osaka Securities Exchange, the TSE and the Sponsor shall be under any obligation to advise any person of any error therein.

        In addition, NIKKEI gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Stock Average and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Stock Average.

The S&P/ASX 200 Index

        Unless otherwise stated, all information regarding the S&P/ASX 200 Index provided in this pricing supplement is derived from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), or other publicly available sources. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. We do not assume any responsibility for the accuracy or completeness of such information. S&P is under no obligation to continue to publish the S&P/ASX 200 Index and may discontinue publication of the S&P/ASX 200 Index at any time.

        The S&P/ASX 200 Index is intended to provide an investable benchmark for the Australian equity market and represents approximately 80% of Australian market capitalization. The S&P/ASX 200 Index is a float-adjusted capitalization-weighted index, meaning that each underlying stock's weight in the index is based on its free float-adjusted market capitalization. The S&P/ASX 200 Index is comprised of the 100 largest stocks listed on the Australian Stock Exchange (the "ASX"), plus an additional 100 stocks, all of which must meet certain liquidity requirements. S&P chooses companies for inclusion in the S&P/ASX 200 Index with an aim of providing a broad market representation, while maintaining underlying investability and liquidity. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P/ASX 200 Index to achieve the objectives stated above. Relevant criteria employed by S&P (discussed in more detail below) include a stock's liquidity, free float and market capitalization.

  Calculation of the S&P/ASX 200 Index

        The calculation of the value of the S&P/ASX 200 Index is based on the relative float-adjusted aggregate market capitalization of the stocks of 200 companies in the Australian market (the "Component Stocks") as of a particular time as compared to the base value of the S&P/ASX 200 Index. The index market capitalization for each Component Stock is calculated by multiplying the company's stock price times the number of ordinary shares times the investable weight factor (as discussed below). Calculations for the S&P/ASX 200 Index are based on stock prices taken from the ASX. The official daily S&P/ASX 200 Index closing values are calculated after the market closes and are based on the last traded price for each Component Stock.

        Component Stocks of the S&P/ASX 200 Index are determined after an analysis of the stocks' liquidity, free float and market capitalization. A constituent of the S&P/ASX 200 Index must be sufficiently liquid to enable institutional investors to buy in and sell out of the company without severely distorting the share price of that stock. The S&P Australian Index Committee (the "Committee") assesses whether a company has sufficient liquidity to be eligible for the S&P/ASX 200 Index by analyzing each company's free float and daily share turnover. Free float is defined as the portion of shares not being held by the following: (i) government and government agencies, (ii) controlling and strategic shareholders/partners, (iii) any other entities or individuals which hold more than 5%, excluding some financial institutions and funds and (iv) other restricted portions such as treasury stocks. Stocks are deemed ineligible for inclusion in the S&P/ASX 200 if their free float is less than 30%. In addition, the Committee considers market capitalization, adjusting each company's market capitalization for free float. An investable weight factor is used in the adjustment process. In most cases, a stock's factor will be a direct reflection of its level of free float; however, some stocks are allocated a factor at half of its free float level as a result of low liquidity. The Committee considers average float-adjusted market capitalization over a six-month period when assessing whether a company's market capitalization is sufficient for the company to be represented in the S&P/ASX 200.

        The Committee is responsible for setting policy, determining index composition and administering the S&P/ASX 200 Index in accordance with the S&P/ASX methodology. The Committee is comprised of five members representing S&P and ASX. The Committee may add, remove or bypass any company or security during the selection process.

        In maintaining the S&P/ASX 200 Index, the Committee considers the guiding principle of minimizing changes to the index portfolio. The Committee deletes Component Stocks from the S&P/ASX 200 Index for reasons including acquisition, insufficient market capitalization, insufficient liquidity, liquidation or insolvency and company restructurings. Additions to the S&P/ASX 200 Index are triggered only by deletions, and are evaluated using the criteria described above for selection of Component Stocks. Initial public offerings may be eligible for inclusion prior to six months of data being available, but only if a deletion occurs and the Committee decides that the inclusion is justified.

        The Committee rebalances the S&P/ASX 200 Index quarterly at the end of February, May, August, and November; the free float and investable weight factors of Component Stocks are reviewed as part of the February rebalance. Quarterly rebalances analyze market capitalization and liquidity over the previous six months. The Committee announces index deletions and replacements to the S&P/ASX 200 Index to the market on the first Friday of March, June, September and December. Quarterly changes become effective at the close of trade on the third Friday of March, June, September and December. The S&P/ASX 200 Index is also rebalanced, and investable weight factors are adjusted, on an as needed basis when significant corporate events occur.

        S&P makes changes to the S&P/ASX 200 Index shares on issue under the following circumstances: (i) market-wide placements and buybacks that are 5% of the index issued capital and greater than 5 million Australian dollars ("A$"), (ii) shares issued as a result of dividend reinvestment plans and (iii) rights issues, bonus issues and other major corporate actions. The ASX may quote a different number of shares than the S&P/ASX 200 Index; however, if the aggregated difference between the ASX quoted shares and the S&P/ASX index quoted shares at quarter-end is greater than A$100 million or 5% of the index issued capital, shares will be adjusted to reflect those quoted by the ASX.

        While S&P currently employs the above methodology to calculate the S&P/ASX 200 Index, we cannot assure you that S&P will not modify or change this methodology in a manner that may affect the redemption amount at maturity to beneficial owners of the securities.

        Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P/ASX 200 Index or any successor index. S&P does not guarantee the accuracy or completeness of the S&P/ASX 200 Index or any data included in the S&P/ASX 200 Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P/ASX 200 Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P/ASX 200 Index or the manner in which the S&P/ASX 200 Index is applied in determining the amount payable on the securities.

  License agreement with S&P

        We and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including these securities.

        The license agreement between S&P and us provides that language substantially the same as the following language must be stated in this pricing supplement:

        "S&P/ASX 200", "ASX", "All Ords", "All Ordinaries", "All Ordinaries Index", "All Ordinaries Price Index", "All Ord Share Price Index" and "All Ordinaries Accumulation Index" are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by Credit Suisse. The securities are not sponsored, endorsed, sold or promoted by Standard & Poor's or the Australian Stock Exchange and Standard & Poor's and the Australian Stock Exchange make no representation, warranty, or condition regarding the advisability of investing in the securities.

Historical performance of the reference indices

        The following table sets forth the published high and low closing levels of each reference index during each calendar quarter from January 1, 2000 through June 3, 2005. The closing level of the FTSE 100 Index, the EURO STOXX 50 Index, the Nikkei 225 Index and the S&P/ASX 200 Index on June 3, 2005 was 4999.40, 3114.27, 11300.05 and 4194.00, respectively. We obtained the index levels and other information below from Bloomberg Financial Markets, without independent verification. You should not take the historical levels of the reference indices as an indication of future performance of the reference indices or the securities. We cannot give you any assurance that the levels of any of the reference indices will increase over the term of the securities.

	Low	High		Low	High
FTSE 100 Index
2000			2003
First Quarter	6005.20	6738.50	First Quarter	3287.00	4009.50
Second Quarter	5994.60	6626.40	Second Quarter	3684.80	4207.00
Third Quarter	6199.20	6798.10	Third Quarter	3963.90	4314.70
Fourth Quarter	6097.50	6477.40	Fourth Quarter	4169.20	4476.90
2001			2004
First Quarter	5314.80	6334.50	First Quarter	4309.40	4559.10
Second Quarter	5463.10	5976.60	Second Quarter	4395.20	4575.70
Third Quarter	4433.70	5716.70	Third Quarter	4287.00	4608.40
Fourth Quarter	4785.60	5369.80	Fourth Quarter	4564.50	4820.10
2002			2005
First Quarter	5024.10	5323.80	First Quarter	4783.60	5060.80
Second Quarter	4531.00	5263.90	Second Quarter (through
Third Quarter	3671.10	4685.80	June 3, 2005)	4789.40	5011.00
Fourth Quarter	3730.50	4190.00
	Low	High		Low	High
EURO STOXX 50 Index
2000			2003
First Quarter	4500.69	5464.43	First Quarter	1849.64	2529.86
Second Quarter	4903.92	5434.81	Second Quarter	2067.23	2527.44
Third Quarter	4915.18	5392.63	Third Quarter	2366.86	2641.55
Fourth Quarter	4614.24	5101.40	Fourth Quarter	2434.63	2760.66
2001			2004
First Quarter	3891.49	4787.45	First Quarter	2702.05	2959.71
Second Quarter	4039.16	4582.07	Second Quarter	2659.85	2905.88
Third Quarter	2877.68	4304.44	Third Quarter	2580.04	2806.62
Fourth Quarter	3208.31	3828.76	Fourth Quarter	2734.37	2955.11
2002			2005
First Quarter	3430.18	3833.09	First Quarter	2924.01	3114.54
Second Quarter	2928.72	3748.44	Second Quarter (through
Third Quarter	2187.22	3165.47	June 3, 2005)	2930.10	3131.03
Fourth Quarter	2150.27	2669.89

	Low	High		Low	High
Nikkei 225 Index
2000			2003
First Quarter	18168.27	20706.65	First Quarter	7862.43	8790.92
Second Quarter	16008.14	20833.21	Second Quarter	7607.88	9137.14
Third Quarter	15626.96	17614.66	Third Quarter	9265.56	11033.32
Fourth Quarter	13423.21	16149.08	Fourth Quarter	9614.60	11161.71
2001			2004
First Quarter	11819.70	14032.42	First Quarter	10365.40	11770.65
Second Quarter	12574.26	14529.41	Second Quarter	10505.05	12163.89
Third Quarter	9504.41	12817.41	Third Quarter	10687.81	11896.01
Fourth Quarter	9924.23	11064.30	Fourth Quarter	10659.15	11488.76
2002			2005
First Quarter	9420.85	11919.30	First Quarter	11238.37	11966.69
Second Quarter	10074.56	11979.85	Second Quarter (through
Third Quarter	9075.09	10960.25	June 3, 2005)	10825.39	11874.75
Fourth Quarter	8303.39	9215.56
	Low	High		Low	High
S&P/ASX 200 Index
2000			2003
First Quarter	2999.30	3276.40	First Quarter	2700.40	3077.00
Second Quarter	2943.90	3311.20	Second Quarter	2882.20	3112.30
Third Quarter	3188.60	3372.40	Third Quarter	3028.40	3235.30
Fourth Quarter	3185.80	3372.90	Fourth Quarter	3159.20	3303.70
2001			2004
First Quarter	3145.30	3364.30	First Quarter	3262.00	3438.40
Second Quarter	3192.30	3490.30	Second Quarter	3345.50	3554.50
Third Quarter	2924.60	3450.00	Third Quarter	3468.30	3665.00
Fourth Quarter	3098.90	3427.10	Fourth Quarter	3659.60	4054.90
2002			2005
First Quarter	3384.40	3497.60	First Quarter	4029.90	4266.40
Second Quarter	3179.40	3414.10	Second Quarter (through
Third Quarter	2970.90	3258.40	June 3, 2005)	3947.10	4194.00
Fourth Quarter	2896.60	3083.80

Historical Basket Values

        The following table sets forth the historical performance of the basket from January 1, 2000 through June 3, 2005, assuming that the basket was weighted in the same manner as described in this pricing supplement. We obtained the closing levels of the reference indices from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

        The historical levels of the basket should not be taken as an indication of future performance, and no assurance can be given as to the final basket level. We cannot give you assurance that the performance of the basket will allow you to receive more than the principal amount of your initial investment.

	Low	High	Close		Low	High	Close
2000				2003
First Quarter	1.3451	1.5124	1.4806	First Quarter	0.6511	0.7947	0.6966
Second Quarter	1.3296	1.4911	1.4029	Second Quarter	0.7045	0.8146	0.7900
Third Quarter	1.3398	1.4464	1.3432	Third Quarter	0.7842	0.8714	0.8169
Fourth Quarter	1.2504	1.3657	1.2822	Fourth Quarter	0.8289	0.8933	0.8933
2001				2004
First Quarter	1.1102	1.2923	1.1640	First Quarter	0.8889	0.9395	0.9141
Second Quarter	1.1410	1.2581	1.1796	Second Quarter	0.8754	0.9461	0.9273
Third Quarter	0.8727	1.1852	0.9550	Third Quarter	0.8687	0.9253	0.9075
Fourth Quarter	0.9432	1.0718	1.0559	Fourth Quarter	0.9053	0.9709	0.9705
2002				2005
First Quarter	0.9889	1.0860	1.0658	First Quarter	0.9636	1.0150	0.9921
Second Quarter	0.9029	1.0709	0.9427	Second Quarter (through
Third Quarter	0.7471	0.9478	0.7517	June 3, 2005)	0.9562	1.0066	1.0000
Fourth Quarter	0.7289	0.8297	0.7705

SUPPLEMENTAL INFORMATION REGARDING U.S. FEDERAL INCOME TAX CONSIDERATIONS

        Under the Contingent Debt Regulations, as defined in the attached product supplement, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined that the comparable yield is an annual rate of            %, compounded semi-annually.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the Maturity Date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the Maturity Date. Accordingly, the projected payment schedule attached as Exhibit A indicates that you will receive no interest until the Maturity Date, at which time the projected payment amount includes $            of interest. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated June 25, 2004, as supplemented by a terms agreement dated             , 2005, which we refer to collectively as the distribution agreement, we have agreed to sell $                      principal amount of securities to Credit Suisse First Boston LLC.

        The distribution agreement provides that Credit Suisse First Boston LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse First Boston LLC proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement. If all of the securities are not sold at the initial offering price, Credit Suisse First Boston may change the public offering price and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $                  .

        Please refer to "Underwriting" on page PS-21 of the accompanying product supplement.

PRODUCT SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2004
AND TO PROSPECTUS DATED JUNE 17, 2004

         Credit Suisse First Boston (USA), Inc.

ProNotes®
Linked to the Value of a Global Basket of Indices

        This product supplement should be read in conjunction with the pricing supplement relating to a particular issue of securities. To the extent the terms of any such pricing supplement are inconsistent with the terms of this product supplement, the pricing supplement will prevail.

        The maturity date of each security will be specified in the relevant pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date.

        We will not pay interest on the securities.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase of the basket. If the final basket level is equal to or less than the initial basket level, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity.

        The initial basket level equals 1.0. The final basket level will equal the arithmetic average of the basket levels on each of the valuation dates specified in the relevant pricing supplement. The "basket level" on any valuation date will be calculated by adding the product, for each reference index, of (i) the weighting of that reference index in the basket and (ii) the final level of that reference index divided by the initial level of that reference index. The "initial level" for each reference index will equal the closing level of such reference index on the index business day immediately following the date the securities are priced for initial sale, as more fully described herein. The "final level" for each reference index will equal the closing level of such reference index on a valuation date.

        Please refer to "Risk Factors" beginning on page PS-6 for risks related to an investment in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this product supplement is June 6, 2005

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities globally for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement and the accompanying prospectus supplement and prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse First Boston (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus.

What are the ProNotes?

        The ProNotes, or the securities, are medium-term notes issued by us, the return on which is linked to the performance of a basket of indices as set forth in the relevant pricing supplement, referred to as the reference indices. You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the value of the basket increases, the basket return will equal the percentage increase in the value of the basket. If the value of the basket decreases or remains the same, the basket return will equal zero, and you will receive only your principal amount at maturity.

        The basket will be comprised of the reference indices, with each reference index having the respective weighting set forth in the relevant pricing supplement.

        For a description of how the redemption amount at maturity will be calculated, please refer to "How is the redemption amount calculated?" and "Description of the Securities—Redemption amount."

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-5.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the reference indices?

        As a holder of the securities, you will not receive any dividend payments or other distributions on the stocks underlying the reference indices or have voting or any other rights of a holder of the stocks underlying the reference indices.

Will there be an active trading market in the securities?

        The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse First Boston LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" for a discussion of certain U.S. federal income tax consequences of an investment in the securities.

How is the redemption amount calculated?

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return will be based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than, less than or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

    Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number, and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero, and the redemption amount will equal the principal amount of the securities.

The following terms used in this product supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the relevant pricing supplement.

        The "initial basket level" equals 1.0.

        The "final basket level" will equal the arithmetic average of the basket levels on the valuation dates.

        The "valuation dates" will be the dates set forth in the relevant pricing supplement, subject to postponement as described under "Description of the Securities-Market disruption events."

How has each of the reference indices and the hypothetical basket performed historically?

        The historical values of each of the reference indices and the hypothetical basket are provided in the section "The Reference Indices-Performance of the reference indices" in the relevant pricing supplement. Past performance is not necessarily indicative of how the reference indices or the hypothetical basket will perform in the future.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the basket. If the final basket level is less than or equal to the initial basket level, you will receive only the principal amount of your securities at maturity. The return of only the principal amount at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The securities may not pay more than the principal amount at maturity

        If the final basket level is less than or equal to the initial basket, you will receive only the principal amount of your securities at maturity.

An investment in the securities is not the same as an investment in the stocks underlying the reference indices or a security directly linked to the reference indices

        The payment of dividends on the stocks which comprise, or underlie, the reference indices generally has no effect on the calculation of the index level for the reference indices. Therefore, the return on your investment based on the percentage change in the reference indices is not the same as the total return based on the purchase of those underlying stocks and may not be the same as a security directly linked to the reference indices held for a similar period. As an investor in the securities, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the reference indices.

There may be little or no secondary market for the securities

        The securities will not be listed on any securities exchange. We cannot assure you that a secondary market for the securities will develop. Credit Suisse First Boston LLC currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may have to sell them at a substantial loss.

You have no recourse to the index sponsors or to the issuers of the stocks comprising the reference indices

        You will have no rights against the sponsors of the reference indices (the "index sponsors") or against any issuer of a stock comprising the reference indices. The securities are not sponsored, endorsed, sold or promoted by any index sponsor or any such issuer. No index sponsor or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No index sponsor or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the reference indices to track general stock performance. The index sponsors' only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the indices, which are determined, composed and calculated by the index sponsors without regard to us or the securities. The index sponsors have no obligation to take our needs or your needs into consideration in determining, composing or calculating the reference indices. No index sponsor or any issuer of a stock comprising the reference indices is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. No index sponsor or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the conclusions expressed under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market price of the securities may be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse First Boston LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  The current level of the reference indices.

  •
  Interest and yield rates in the market.

  •
  The volatility of the reference indices.

  •
  Economic, financial, political and regulatory or judicial events that affect the securities underlying the reference indices or stock markets generally and that may affect the appreciation of the reference indices.

  •
  The time remaining to the maturity of the securities.

  •
  The dividend rate on the stocks underlying the reference indices.

  •
  Credit Suisse First Boston's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

The inclusion of commissions and projected profit from hedging in the original issue price of the securities is likely to adversely affect secondary market prices

        Assuming no change in market conditions or any other relevant factors, the price, if any, at which Credit Suisse First Boston LLC is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Credit Suisse First Boston LLC, as a result of dealer discounts, mark-ups or other transaction costs.

Historical performance of the reference indices is not indicative of future performance

        The future performance of the reference indices cannot be predicted based on its historical performance. We cannot guarantee that the level of the reference indices, and therefore the level of the basket, will increase or that you will receive at maturity an amount greater than the principal amount of your securities.

Adjustments to the reference indices could adversely affect the securities

        The index sponsors are responsible for calculating and maintaining the reference indices. The index sponsors can add, delete or substitute the stocks underlying the reference indices or make other methodological changes that could change the value of the reference indices at any time. The index sponsors may discontinue or suspend calculation or dissemination of the reference indices.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities -Adjustments to the calculation of the reference indices." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

Changes in the value of one or more of the reference indices may offset each other

        Price movements in the reference indices may not correlate with each other. At a time when the level of one or more of the reference indices increases, the level of one or more of the other reference indices may not increase as much or may even decline. In addition, because the basket may not be equally weighted among the reference indices, an increase in the level of a reference index with a lesser weighting will not offset an equivalent decrease in the level of a reference index with a greater weighting.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the reference indices may be moderated, or wholly offset, by declines in the level of one or more of the other reference indices. You can review the historical levels of each of the reference indices in the relevant pricing supplement under "The Reference Indices." You cannot predict the future performance of any of the reference indices or of the basket as a whole, or whether increases in the levels of any of the reference indices will be offset by decreases in the levels of other reference indices, based on their historical performance.

Investing in a security linked to shares in a foreign market bears potential risks

        An investment in the securities may involve considerations that may not be associated with a security linked to indices based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

There may be potential conflicts of interest

        We, Credit Suisse First Boston LLC and/or any other affiliate may from time to time buy or sell stocks underlying the reference indices or derivative instruments related to the reference indices for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of the reference indices, and thus affect the market price of the securities.

        In addition, because Credit Suisse First Boston International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks underlying the reference indices, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates have also published and expect to continue to publish research reports regarding some or all of the issuers of the stocks comprising the reference indices. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks comprising the reference indices and/or the level of the reference indices and, consequently, the market price of the securities.

        The original issue price of the securities includes commissions paid to Credit Suisse First Boston LLC and certain costs of hedging our obligations under the securities. The subsidiaries through which we hedge our obligations under the securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

A market disruption event may postpone the calculation of the final basket level or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of a reference index on a valuation date, then the valuation date for that reference index will be postponed to the first succeeding index business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such reference index exists on each of the five index business days immediately following the scheduled final valuation date. In that case, the fifth index business day following the scheduled final valuation date will be deemed to be the final valuation date of such reference index, notwithstanding the existence of a market disruption event in respect of such reference index, and the calculation agent will determine the index level for such final valuation date on that fifth succeeding index business day. The valuation date for each reference index not affected by a market disruption event will be the scheduled valuation date.

        In the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each of the reference indices has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "—Market disruption events."

CREDIT SUISSE FIRST BOSTON (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, alternative investments, full-service brokerage services, derivatives and risk management products, asset management and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of banking, investment banking, asset management and insurance products and services. Credit Suisse First Boston LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston division of CSG.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page PS-22 of this product supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the relevant pricing supplement, we intend to use the net proceeds from each offering (as indicated in the relevant pricing supplement) for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from any offering to hedge our obligations under the securities being offered.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of the stocks underlying the reference indices or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference indices to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the trading price of the reference indices. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the value of the reference indices, there can be no assurance that the value will not be affected.

        From time to time after issuance and prior to the maturity of any securities, depending on market conditions (including the value of the reference indices), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference indices. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a long hedge position in the reference indices, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities will include the commissions paid to Credit Suisse First Boston LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. The pricing supplement for each offering of securities will contain the specific information and terms for that offering. If any information in the relevant pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the relevant pricing supplement. The relevant pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the relevant pricing supplement in making your investment decision.

General

        We will issue the securities under an indenture, dated as of June 1, 2001, between us and JPMorgan Chase Bank, as trustee. The indenture is more fully described under "Description of Debt Securities" on page 5 of the accompanying prospectus. The securities will be an issue of medium-term notes of the type described under "Description of Notes" on page S-3 of the accompanying prospectus supplement.

        The securities will be issued in one or more fully registered global securities in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. The securities will not be entitled to the benefit of any mandatory sinking fund.

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        You will receive a redemption amount in cash at maturity that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the basket return, calculated as set forth below. If the final basket level is greater than the initial basket level, the basket return will equal the percentage increase in the value of the basket. If the value of the basket decreases or remains the same, the basket return will equal zero, and you will receive only an amount equal to the principal amount of your securities at maturity.

        The basket will be comprised of the reference indices, with each index having the respective weighting set forth in the relevant pricing supplement.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the securities.

Redemption at the option of the securityholder; Defeasance

        The securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of each security will be specified in the relevant pricing supplement; however, if a market disruption event exists in respect of any of the reference indices on the final valuation date, as determined by the calculation agent, the maturity date will be postponed until the fifth business day following the day as of which the final basket level has been calculated. Please refer to "—Market disruption events" below. No interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the cash redemption amount described below.

Redemption amount

        We will redeem the securities at maturity for a redemption amount in cash that will equal the principal amount of the securities multiplied by the sum of 1 plus the basket return. The basket return is based on the difference between the final basket level and the initial basket level. How the basket return will be calculated depends on whether the final basket level is greater than, less than, or equal to the initial basket level:

  •
  If the final basket level is greater than the initial basket level, then the basket return will equal:

final basket level - initial basket level initial basket level

                                Thus, if the final basket level is greater than the initial basket level, the basket return will be a positive number and you will receive more than the principal amount of your securities at redemption.

  •
  If the final basket level is less than or equal to the initial basket level, then the basket return will equal zero and the redemption amount will equal the principal amount of the securities.

The following terms used in this product supplement have the following definitions:

        The "basket level" on any valuation date will be determined as set forth in the relevant pricing supplement.

        The "initial basket level" equals 1.0.

        The "final level" for each reference index will equal the closing level of such reference index on a valuation date.

        The "final basket level" will equal the arithmetic average of the basket levels on the valuation dates.

        The "valuation dates" will be the dates set forth in the relevant pricing supplement, subject to postponement as described under "Description of the Securities—Market disruption events" herein.

        The "initial level" for each reference index will equal the closing level of such reference index on the index business day immediately following the date the securities are priced for initial sale.

        The "closing level" for any reference index will be, on any relevant index business day, the level of that reference index determined by the calculation agent at the "valuation time" for that reference index, which is the time at which the index sponsor for that reference index calculates the closing level of that reference index on such index business day, as such level is calculated and published by such index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference indices" below.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

        An "index business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges and related exchanges (each as defined below), other than a day on which one or more of the exchanges or related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any stock underlying any reference index is traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference indices are traded.

        A "market disruption event" is, in respect of any reference index, the occurrence or existence on any index business day during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

        (a)   the exchanges in securities that comprise 20% or more of the level of the relevant reference index based on a comparison of (1) the portion of the level of the reference index attributable to each security in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of the reference index, in the case of (1) or (2) immediately before that suspension or limitation;

        (b)   a related exchange in options contracts on the relevant reference index; or

        (c)   a related exchange in futures contracts on the relevant reference index;

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

Market disruption events

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then the valuation date for such reference index will be postponed to the first succeeding index business day on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five index business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding index business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the index level for that reference index on that deemed final valuation date in accordance with the formula for and method of calculating that reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any security or securities comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each such security comprising such reference index (subject to the provisions described under "—Adjustments to the calculation of the reference indices" below). The valuation date for each reference index not affected by a market disruption event shall be the scheduled valuation date.

        In the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the closing level on the final valuation date for each reference index has been calculated. No interest or other payment will be payable because of any such postponement of the maturity date.

Adjustments to the calculation of the reference indices

        If any of the reference indices is (a) not calculated and announced by its sponsor but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be the index so calculated and announced by that successor sponsor or that successor index, as the case may be.

        Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any index sponsor makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating a reference index or in any other way materially modifies a reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date an index sponsor (or a successor sponsor) fails to calculate and announce a reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those securities that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse First Boston LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. We will deposit the global notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the global notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Calculation agent

        The calculation agent is Credit Suisse First Boston International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE REFERENCE INDICES

        In the relevant pricing supplement, we will provide summary information regarding the reference indices based on publicly available information. We take no responsibility for the accuracy or completeness of such information.

Historical performance of the reference indices

        We will provide historical information on the performance of the reference indices and the hypothetical basket in the relevant pricing supplement. You should not take any such historical data as an indication of future performance.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations to U.S. holders (as described below) and certain U.S. federal income tax considerations to non-U.S. holders (as described below) relating to the purchase, ownership and disposition of the securities. This discussion is limited to holders of securities who purchase the securities in connection with their original issue from us at the "issue price" of the securities (as described below) and who hold the securities as capital assets.

        This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the securities. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, insurance companies, tax-exempt organizations, U.S. holders whose functional currency for U.S. federal income tax purposes is not the United States dollar, dealers in securities, persons who hold securities as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens. In addition, the discussion does not apply to holders of securities that are partnerships. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the securities.

        PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE SECURITIES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

        As used herein, the term "U.S. holder" means a beneficial owner of a security or our common stock that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

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  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        As used herein, the term "Non-U.S. holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes:

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  a nonresident alien individual;

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  a foreign corporation; or

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  a nonresident alien fiduciary of a foreign estate or trust.

        If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of securities that is a partnership and partners in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of the securities.

U.S. Holders

        Classification of the securities.    By acquiring the securities, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the securities as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations") in the manner described below. The remainder of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

        Accrual of Interest.    Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

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  require you to accrue original issue discount at the comparable yield (as described below); and

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  generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

        You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

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  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the maturity date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined that the comparable yield in the relevant pricing supplement

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments (generally the redemption amount in excess of par paid upon the maturity date). For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the maturity date. Accordingly, the projected payment schedule attached as Exhibit A to the relevant pricing supplement indicates that you will receive no interest until the maturity date, at which time the projected payment amount includes an amount of interest as set forth in the relevant pricing supplement. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        Adjustments to Interest Accruals on the securities.    If the actual contingent payment received on the maturity date differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

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  first, reduce the amount of original issue discount required to be accrued in the current year;

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  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

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  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Sale, Exchange, or Redemption.    Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities, and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Non-U.S. Holders

        Withholding Tax on Payments on Securities.    The payment of principal and interest (including amounts taken into income under the accrual rules described above under "—U.S. Holders") on a security by us or any paying agent of ours to you will not be subject to the 30% U.S. federal withholding tax, provided that:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our common stock;

  •
  you are not a controlled foreign corporation that is related to us within the meaning of the Code; and

  •
  you comply with applicable certification requirements.

        Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder with respect to interest and original issue discount on a security if such amounts are effectively connected with a U.S. trade or business of yours. Effectively connected interest and original issue discount received by a Non-U.S. holder which is a foreign corporation may also be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments. Such effectively connected amounts will not be subject to withholding tax if the holder delivers a Form W-8ECI to the payor.

Backup Withholding and Information Reporting

        Payments of interest or the proceeds of the sale or other disposition of, the securities may be subject to information reporting and U.S. federal backup withholding tax if the recipient of such payment fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Section 406 of ERISA or Section 4975 of the Code, certain governmental plans may be subject to other laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSFB LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these class exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

UNDERWRITING

        Under the terms of the distribution agreement dated June 25, 2004, we will sell the securities to Credit Suisse First Boston LLC, acting as principal, at the discounts or concessions set forth in the relevant pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the relevant pricing supplement. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed. The relevant pricing supplement will indicate the estimated out-of-pocket expenses of each offering.

        Each issue of securities will be a new issue of securities with no established trading market. Credit Suisse First Boston LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, has any obligation to make a market in the securities and may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities.

        Credit Suisse First Boston LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse First Boston LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse First Boston LLC may be required to make in that respect.

        In connection with the offering, Credit Suisse First Boston LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse First Boston LLC in excess of the principal amount of securities Credit Suisse First Boston LLC is obligated to purchase, which creates a short position. Credit Suisse First Boston LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse First Boston LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us except as set forth in the distribution agreement.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. For information on the documents we incorporate by reference in this product supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 2 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this product supplement and the accompanying prospectus supplement and prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this product supplement until the offering of the securities is completed:

  •
  Our Annual Report of Form 10-K for the year ended December 31, 2004, filed on March 17, 2005;

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 11, 2005; and

  •
  Our Current Reports on Form 8-K filed on February 18, 2005, April 20, 2005, May 4, 2005 and May 24, 2005.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-116241

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 2004

U.S.$15,000,000,000

Credit Suisse First Boston (USA), Inc.

Medium-Term Notes

Due Nine Months or More from Date of Issue

        We may offer from time to time up to $15,000,000,000 of our medium-term notes. Each note will mature on a date nine months or more from its date of original issuance.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page S-22 and "Business—Certain Factors that May Affect Our Results of Operations" in our Annual Report on Form 10-K, which is incorporated by reference.

	Price to Public	Agent's Commissions or Discounts(1)	Proceeds to Company
Per Note	100%	.125%-.750%	99.875%-99.250%
Total(2)	$15,000,000,000	$18,750,000-$112,500,000	$14,981,250,000-$14,887,500,000
(1)
Commissions with respect to notes with a stated maturity more than thirty years from date of issue will be negotiated at the time of sale.

(2)
Or the equivalent in other currencies or currency units.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus supplement is June 25, 2004.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse First Boston (USA), Inc. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of June 1, 2001 between us and JPMorgan Chase Bank, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of notes in an aggregate initial public offering price of up to U.S.$15,000,000,000 or its equivalent in other currencies, currency units or composite currencies (or, if any notes are issued at original issue discount, we will use the initial offering price of those notes in calculating the aggregate principal amount of notes offered by this prospectus supplement). The aggregate principal amount of notes we may offer with this prospectus supplement will be reduced as a result of the sale by us of other securities from time to time as described in the accompanying prospectus. We refer you to "Plan of Distribution" in this prospectus supplement and in the accompanying prospectus.

        The pricing supplement relating to a note will describe the following terms:

  •
  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency note and the specified currency);

  •
  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as defined below));

  •
  the issue price;

  •
  the issue date;

  •
  the maturity date;

  •
  if the note is a fixed rate note, the interest rate, if any, interest payment dates, if any, and whether we can extend the maturity of the note;

  •
  if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest payment dates, the index maturity, the spread and/or spread multiplier, if any (each as defined below), and any other terms relating to the particular method of calculating the interest rate for that note;

  •
  if the note is an indexed note (as defined below), the terms relating to the particular note;

  •
  if the note is a dual currency note (as defined below), the terms relating to the particular note;

  •
  if the note is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular note;

  •
  whether the note is an original issue discount note;

  •
  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "—Redemption at Our Option" and "—Repayment at the Noteholders' Option; Repurchase" below and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  any relevant tax consequences associated with the terms of the notes which have not been described under "Certain United States Federal Income Tax Considerations" below; and

  •
  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Notes", each note will mature on a day, nine months or more from the date of issue, as specified in the applicable pricing supplement, selected by the initial purchaser and agreed to by us. In the event that the maturity date of any note or any date fixed for redemption or repayment of any note is not a business day (as defined below), principal and interest payable at maturity or upon redemption or repayment will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due. We will not pay any additional interest as a result of the delay in payment. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis, in denominations of $1,000 and any integral multiples of $1,000 unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Notes".

        The interest rates we will offer to pay with respect to the notes may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

  •
  a fixed rate specified in the applicable pricing supplement; or

  •
  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier (each as defined below). Any floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Each note will bear interest from its date of issue or from the most recent date to which interest on that note has been paid or duly provided for, at the fixed or floating rate specified in the note, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes and except for notes originally issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise indicated in the applicable pricing supplement, interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable note) to but excluding the related interest payment date or the maturity date, as the case may be.

        Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if we fail to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the note is registered at the close of business on the record date we will establish for the payment of defaulted interest; and

  •
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date. We may change the interest rates and interest rate formulae from time to time, but such change will not affect any note previously issued or which we have agreed to issue but have not yet delivered.

  Fixed Rate Notes

        Each fixed rate note will bear interest at the annual rate specified in the applicable pricing supplement. The interest payment dates for fixed rate notes will be specified in the applicable pricing supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. We will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Each applicable pricing supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note;

  •
  the interest rate basis or bases;

  •
  initial interest rate;

  •
  interest reset dates;

  •
  interest reset period;

  •
  interest payment dates;

  •
  index maturity;

  •
  maximum interest rate and minimum interest rate, if any;

  •
  the spread and/or spread multiplier, if any; and

  •
  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable pricing supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note", the floating rate note will be designated a "regular floating rate note" and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable pricing supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

  •
  If a floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in an applicable pricing supplement, the note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

    •
    the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

    •
    the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable pricing supplement) to the maturity date will be the fixed interest rate specified in the applicable pricing supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

  •
  If a floating rate note is designated as an "inverse floating rate note", then, except as described below or in an applicable pricing supplement, the note will bear interest equal to the fixed interest rate specified in the related pricing supplement:

  •
  minus the rate determined by reference to the interest rate basis or bases;

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable pricing supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached, the floating rate note will bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. We refer you to "—Other Provisions; Addenda" below.

        Unless otherwise provided in the applicable pricing supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

  •
  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

  •
  the CD rate;

  •
  the Commercial Paper rate;

  •
  the Federal Funds rate;

  •
  LIBOR;

  •
  the Prime rate;

  •
  the Treasury rate; or

  •
  any other interest rate basis or interest rate formula described in the applicable pricing supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated. We may change the spread, spread multiplier, index maturity and other variable terms of the floating rate notes from time to time, but such change will not affect any floating rate note previously issued or as to which an offer has been accepted by us.

        Each applicable pricing supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable pricing supplement, the interest reset date will be, in the case of floating rate notes which reset:

  •
  daily, each business day;

  •
  weekly, a business day that occurs in each week as specified in the applicable pricing supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

  •
  monthly, a business day that occurs in each month as specified in the applicable pricing supplement;

  •
  quarterly, a business day that occurs in each third month as specified in the applicable pricing supplement;

  •
  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

  •
  annually, a business day that occurs in one month of each year as specified in the applicable pricing supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable pricing supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable notes and:

  •
  with respect to LIBOR notes, "business day" will also require a London business day;

  •
  with respect to notes denominated in euro, "business day" will also require a day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

  •
  with respect to notes denominated in a specified currency other than U.S. dollars or euro, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

        "London business day" means, with respect to LIBOR notes denominated in any currency specified in the applicable pricing supplement, any day on which dealings in that currency are transacted in the London interbank market.

        Except as provided below or in an applicable pricing supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable pricing supplement;

  •
  quarterly, on a business day that occurs in each third month as specified in the applicable pricing supplement;

  •
  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable pricing supplement; and

  •
  annually, on a business day that occurs in one month of each year as specified in the applicable pricing supplement.

        If any interest payment date for any floating rate note would otherwise be a day that is not a business day, that interest payment date will be the next succeeding day that is a business day, and we will not pay any additional interest as a result of the delay in payment, except that if a note is a

LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 5.876545% (or .05876545) would be rounded to 5.87655% (or .0587655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of notes for which the interest rate basis is the Treasury rate. The accrued interest factor for notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable pricing supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the "interest determination date". Unless otherwise specified in the applicable pricing supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate and the Prime rate will be the second business day preceding each interest reset date for the related note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable pricing supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable pricing supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable pricing supplement.

        Unless otherwise provided for in the applicable pricing supplement, JPMorgan Chase Bank will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify us, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The trustee will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such note. Unless otherwise specified in the applicable pricing supplement, the "calculation date", where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate notes will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" under the heading "CDs (secondary market)", or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the world-wide web site of the Board of Governors of the Federal Reserve System at
"http:/www.federalreserve.gov/releases/H15/update" or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate notes will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable pricing supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial". In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m.,

New York City time, on that calculation date the rate is not yet available in either H.15(519) or H.15 daily update, then the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent; provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

D×360
Money Market Yield =		× 100
360 - (D×M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes.    Federal Funds rate notes will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)", as such rate is displayed on Moneyline Telerate, Inc. (or any successor service) on page 120 (or any page which may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Federal Funds rate will be the rate on that interest determination date as published in H.15 daily update under the heading "Federal Funds (effective)". If that rate is not published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the calculation agent will calculate the Federal Funds rate for that interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the calculation agent; provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate with respect to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        LIBOR Notes.    LIBOR notes will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such interest determination date. If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable pricing supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable pricing supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major banks in such principal financial center selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable pricing supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable pricing supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on Page 3750 (or any other page specified in the applicable pricing supplement) of Moneyline Telerate, Inc. (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Prime Rate Notes.    Prime rate notes will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan". If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters

Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate notes will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction", of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable pricing supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse First Boston LLC, which we refer to as the Agent) selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable pricing supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

D × N × 100
Bond equivalent yield =
360 – (D × M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        Notes also may be issued with the principal amount payable at maturity or interest to be paid on the notes, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices the exchange rate of a specified currency relative to one or more other currencies, currency units or composite currencies specified in a pricing supplement, or such other price or exchange rate as may be specified in such note, as set forth in a pricing supplement relating to those indexed notes. In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable pricing supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks".

Dual Currency Notes

        Dual currency notes are notes as to which we have a one time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such notes specified in the applicable pricing supplement), in the optional payment currency specified in the applicable pricing supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable pricing supplement.

        If we elect on any option election date specified in the applicable pricing supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks".

Renewable Notes

        We may also issue from time to time variable rate renewable notes which will mature on an interest payment date specified in the applicable pricing supplement unless the maturity of all or a portion of the principal amount of the notes is extended in accordance with the procedures set forth in the applicable pricing supplement.

Short-Term Notes

        We may offer from time to time notes with maturities from nine months to one year. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable pricing supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The pricing supplement will indicate whether we have the option to extend the maturity of a note (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the pricing supplement. If we have that option with respect to any note (other than an amortizing note), we will describe the procedures in the applicable pricing supplement.

Amortizing Notes

        Amortizing notes are notes for which payments combining principal and interest are made in installments over the life of the note. Payments with respect to amortizing notes will be applied first to interest due and payable on the notes and then to the reduction of the unpaid principal amount of the notes. We will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable pricing supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable pricing supplement and set forth on the notes.

Original Issue Discount Notes

        We may offer notes from time to time at an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount of the note (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount". In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and notes other than original issue discount notes may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain United States Federal Income Tax Considerations".

Redemption at Our Option

        Unless otherwise provided in the applicable pricing supplement, we cannot redeem the notes prior to maturity. We may redeem the notes at our option prior to the maturity date only if an "initial redemption date" is specified in the applicable pricing supplement. If so specified, we can redeem the notes at our option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount of notes will be at least $1,000 or other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the indenture. By redemption price for a note, we mean an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction specified in the pricing supplement, if applicable) multiplied by the unpaid principal amount of the note to be redeemed. The initial redemption percentage, if any, applicable to a note will decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes".

        Foreign currency notes may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

Repayment at the Noteholders' Option; Repurchase

        Holders may require us to repay notes prior to maturity only if one or more "optional repayment dates" are specified in the applicable pricing supplement. If so specified, we will repay notes at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $1,000 or other minimum denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof will be at least $1,000 or that other minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants us to repay a note prior to maturity must deliver the note, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that we specify in the pricing supplement or notify holders of from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes". Notwithstanding the foregoing, we will comply with Section 14(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to repurchase notes.

        Only the depositary may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, beneficial owners of global notes that desire to have all or any portion of book-entry notes represented by global notes repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global note and duly completed election form to the trustee as aforesaid. In order to ensure that the global note and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global notes relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global note or notes representing the related book-entry notes, on the depositary's records, to the trustee. We refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

        Foreign currency notes may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Foreign Currency Notes—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption".

        We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes, which we will deposit with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System", book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        If an issue of notes is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the notes are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the notes is held that it elects, in accordance with, and to the extent permitted by, the applicable pricing supplement and the relevant note, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        For a further description of DTC's procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

Governing Law

        The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

        Unless otherwise specified in the applicable pricing supplement, the following additional provisions will apply to foreign currency notes.

Payment Currency

        Unless otherwise indicated in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable pricing supplement, the exchange rate agent we appoint and identify in the applicable pricing supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a foreign currency note to enable a prospective purchaser to deliver the specified currency in payment for a foreign currency note. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the foreign currency note. You must pay all costs of currency exchange.

        Unless otherwise specified on the applicable pricing supplement or unless the holder of a foreign currency note elects to receive payments in the specified currency, payments made by us of principal of, premium, if any, and interest, if any, on a foreign currency note will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable pricing supplement, a holder of a foreign currency note may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date or repayment date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates; if such election is made as to full payment on a note, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable pricing supplement, payments of principal of, premium, if any, and interest, if any, on, foreign currency notes to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a note is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, in each such case, as determined in good faith by us, then with respect to each date for the payment of principal of and interest, if any, on a note denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by us, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at our election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by us). The substitute currency amount to be paid by us to the trustee and by the trustee or any paying agent to the holder of a note with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the indenture or the notes.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in New York City on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by us or our agents will be at our or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular foreign currency note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable pricing supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Notes denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable pricing supplement. Any other restrictions applicable to notes denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such notes, will be set forth in the related pricing supplement.

FOREIGN CURRENCY RISKS

        This prospectus supplement and any applicable pricing supplement do not describe all of the possible risks of an investment in notes whose payment will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in those notes if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any notes.

Exchange Rates and Exchange Controls

        A note denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated notes. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the note resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a foreign currency note or currency-linked indexed note for a U.S. investor will be less than the coupon rate and you may lose money at maturity or if you sell the note. In addition, you may lose all or most of your investment in a currency-linked indexed note as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the notes. We cannot assure that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the notes are due because of circumstances beyond our control. If the specified foreign currency is not available, we will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Foreign Currency Notes—Payment Currency". You should consult your own financial and legal advisors as to the risk of an investment in notes denominated in a currency other than your home currency.

        Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The indenture and the notes are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency note, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization or a person whose "functional currency" is not the U.S. dollar.

        This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

        You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

        You are a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. You are a non-U.S. holder if you are not a United States person for U.S. federal income tax purposes.

U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

  Purchase, Sale and Retirement of Notes

        Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

  Original Issue Discount

        If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the notes will be the "original issue discount". The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to the Agent, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest". Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the applicable pricing supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable pricing supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

  Market Discount

        If you purchase a note at a price that is lower than the note's remaining redemption amount (or in the case of an original issue discount note, the note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Notes Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable pricing supplement.

Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a)   Payments of principal and interest on a note to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    •
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

    •
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the note unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the note, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

Information Reporting and Backup Withholding

        The paying agent must file information returns with the Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements.

        Information reporting and backup withholding requirements will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign broker, provided that such broker:

  •
  derives less than 50% of its gross income for particular period from the conduct of a trade or business in the United States;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes; and

  •
  is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by U.S. holders or is engaged in the conduct of a U.S. trade or business.

        Payment of the proceeds of the sale of a note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

EUROPEAN UNION DIRECTIVE ON
TAXATION OF SAVINGS INCOME

        On June 3, 2003, the Council of the European Union adopted a directive on the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states of the European Union will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of other member states details of payments of interest and other similar income paid by a person to an individual in another member state, except that Belgium, Luxembourg and Austria will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        You should consult your own tax advisors regarding the adoption and application of the directive.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated June 25, 2004, we are offering the notes on a continuing basis through the Agent, Credit Suisse First Boston LLC, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the Agent with respect to a particular note, we will pay the Agent a commission ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the Agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The Agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the Agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the Agent and specified in the applicable pricing supplement. The Agent may offer the notes it has purchased as principal to other dealers. The Agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the Agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse First Boston LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the Agent. The Agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions or discounts will be approximately $2,414,200.

        The Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the Agent against liabilities under the Securities Act, or contribute to payment which the Agent may be required to make in that respect. We have also agreed to reimburse the Agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse First Boston LLC intends to make a market in the notes, as permitted by applicable laws and regulation. Credit Suisse First Boston LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

        Credit Suisse First Boston LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

        No action has been or will be taken by us or the Agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

        Concurrently with the offering of the notes through the Agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus. Other securities so issued may reduce correspondingly the maximum aggregate principal amount of notes that may be offered by this prospectus supplement and the accompanying prospectus. We refer you to "Description of Notes".

        The Agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

U.S. $15,000,000,000

Credit Suisse First Boston (USA), Inc.

Debt Securities
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus is June 17, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $15,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be incorporated by reference until we sell all of the securities described in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2004 filed on May 12, 2004; and

  •
  our Current Reports on Form 8-K filed on February 12, 2004, May 5, 2004, May 12, 2004, May 20, 2004 and June 4, 2004.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part that include the form of underwriting agreement, a copy of the senior indenture and the form of subordinated indenture. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any prospectus supplement or pricing supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus except as otherwise required by applicable law.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness.
We may also invest the net proceeds temporarily in short-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

			Year Ended December 31,
	Three Months Ended March 31, 2004
			2003	2002		2001		2000		1999
Ratio of earnings to fixed charges(1)	1.26	(2)	1.12	0.91	(3)	0.95	(4)	0.74	(5)	1.18

(1)
For the purpose of calculating the ratio of earnings to fixed charges, (a) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, minority interests, discontinued operations, extraordinary items and cumulative effect of change in accounting principle and (b) fixed charges consist of interest expenses and one-third of rental expense, which is deemed representative of an interest factor.

(2)
The ratio of earnings to fixed charges includes the increase in net revenues as a result of our consolidation under Financial Accounting Standards Board Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," as subsequently modified by FIN 46R, "Consolidation of Variable Interest Entities—an Interpretation of ARB 51," of certain private equity funds but excludes the offset that was recorded in minority interests.

(3)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $481 million for the year ended December 31, 2002.

(4)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $464 million for the year ended December 31, 2001.

(5)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $1.8 billion for the year ended December 31, 2000.

CREDIT SUISSE FIRST BOSTON (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, private equity investments, full service brokerage services, derivatives and risk management products and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of insurance, banking and investment banking products. Credit Suisse First Boston LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston business unit, or CSFB, of CSG.

        Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

        All references to "we" or "us" in this prospectus are to Credit Suisse First Boston (USA), Inc.

DESCRIPTION OF DEBT SECURITIES

        We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture, as the case may be, between us and JPMorgan Chase Bank, as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

        This prospectus briefly outlines the provisions of the indentures. A copy of the senior indenture and the form of the subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

        We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

        In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

        The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities are senior or subordinated;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If we issue original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), we will describe the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities in the applicable prospectus supplement;

  •
  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  •
  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset;

  •
  the interest payment dates;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $1,000 and integral multiples of $1,000;

  •
  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

Payment and Transfer

        We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

        Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global note if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

Subordination

        When we use the term "senior indebtedness", we mean:

  •
  any money we have borrowed (other than money we owe to any of our subsidiaries);

  •
  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on our behalf; and

  •
  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

        The subordinated indenture provides that we cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

        if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

  •
  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

        In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

        However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

        If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

        If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

  •
  we are the continuing person; or

  •
  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

        Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

        In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indentures

        In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to Section 9.02 of either indenture.

        However, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

        When we use the term "event of default" in the indentures, here are some examples of what we mean.

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs if:

  •
  we fail to pay the principal or any premium on any debt security of that series when due;

  •
  we fail to pay interest when due on any debt security of that series for 30 days;

  •
  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

  •
  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or Credit Suisse First Boston LLC (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

  •
  we or Credit Suisse First Boston LLC voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or Credit Suisse First Boston LLC under these laws.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.02)

        If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

        We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

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  we will be discharged from our obligations with respect to the debt securities of such series; or

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  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

        JPMorgan Chase Bank has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants. Warrants may be issued independently or together with any debt securities and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement.

Warrants to Purchase Debt Securities

        The applicable prospectus supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

ERISA

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

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  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Under ERISA and the Code, the assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to that Plan or assets of an entity in which the Plan has invested. Thus, any insurance company proposing to invest assets of its general account in the securities should consider the extent to which such investment would be subject to the requirements of ERISA and the Code in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust Company and Savings Bank and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by PTCE 95-60 and the regulations issued by the Department of Labor, 29 C.F.R. Section 2550.401c-1 (January 5, 2000).

        Please consult the applicable prospectus supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Agents who we designate may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

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  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

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  The underwriters will use our prospectus supplement to sell our securities.

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  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

        If Credit Suisse First Boston LLC or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        One of our Managing Directors and Counsel will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

        We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in the Form 8-K dated March 31, 2004. We have relied on the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference into this prospectus and our registration statement, and upon their authority as experts in accounting and auditing.

        The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that refers to a transaction accounted for in a manner similar to pooling-of-interests and to changes in accounting for variable interest entities, share-based compensation and presentation of segment information.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, incorporated by reference herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse First Boston (USA), Inc.

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CALCULATION OF BASKET RETURN
SUPPLEMENTAL USE OF PROCEEDS
THE REFERENCE INDICES
UNDERWRITING
PRODUCT SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JUNE 25, 2004 AND TO PROSPECTUS DATED JUNE 17, 2004
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE FIRST BOSTON (USA), INC.
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE INDICES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
INCORPORATION BY REFERENCE
TABLE OF CONTENTS
DESCRIPTION OF NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
FOREIGN CURRENCY RISKS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
EUROPEAN UNION DIRECTIVE ON TAXATION OF SAVINGS INCOME
PLAN OF DISTRIBUTION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse First Boston (USA), Inc. Eleven Madison Avenue New York, New York 10010 Attention: Corporate Secretary (212) 325-2000
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CREDIT SUISSE FIRST BOSTON (USA), INC.
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS